       As filed with the Securities and Exchange Commission on February 21, 2001
                                                  Registration No. _____-_______

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              ___________________
                          HANOVER COMPRESSOR COMPANY
            (Exact name of registrant as specified in its charter)



Delaware                             _____________               75-2344249
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          12001 North Houston Rosslyn
                             Houston, Texas 77086
                   (Address of principal executive offices)

                                _______________
                 THE HANOVER COMPANIES RETIREMENT SAVINGS PLAN

                                 (the "Plan")

                                _______________
                                                            Copy to:
     MICHAEL J. McGHAN                                  RICHARD S. MELLER
     President and Chief Executive Officer              Latham & Watkins
     Hanover Compressor Company                         Sears Tower
     12001 North Houston Rosslyn                        Suite 5800
     Houston, Texas 77086                               Chicago, Illinois 60606
     (281) 447-8787                                     (312) 876-6521
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ___________________
                        CALCULATION OF REGISTRATION FEE

============================================================================================================
          Title of Each Class of             Amount to be  Proposed Maximum   Proposed Maximum   Amount of
      Securities to be Registered (1)        Registered    Offering Price     Aggregate          Registration
                                                           Per Share (2)      Offering Price     Fee
------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share      567,583       $38.73             $21,982,490        $5,496.00
------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low price for shares of the Company's common stock, par value $.001 per share, as reported on the New York Stock Exchange composite tape on February 13, 2001.

                                    PART I

Item 1.   Plan Information

     Not required to be filed with this Registration Statement.

Item 2.   Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.

                                    PART II

Item 3.   Incorporation of Documents by Reference

     The documents listed below have been filed by Hanover Compressor Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "1999 10-K");

     b. The Company's Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999;

     c.   The Definitive Proxy Statements filed April 19, 2000 and June 6, 2000;

     d. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000; June 30, 2000 and September 30, 2000;

     e. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company's fiscal year ended December 31, 1999; and

     f. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on April 11, 1997 pursuant to
Section 12 of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Company or The Hanover Companies Retirement Savings Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not required to be filed with this Registration Statement.

Item 5.   Interests of Named Experts and Counsel

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Latham & Watkins, Chicago, Illinois. Richard S. Meller, the Secretary of the Company, is of counsel at Latham & Watkins.

Item 6.   Indemnification of Directors and Officers

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action; provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determine that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent that such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of Delaware provides for the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers and advance expenses incurred by its directors and officers in defending any civil, commercial, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Delaware law.

     The Company has also entered into agreements to indemnify its directors and certain of its officers, in addition to the indemnification provided for in the Company's Restated Certificate of Incorporation and By-laws. These agreements, among other things, will indemnify the Company's directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

     The Company maintains liability insurance for the benefit of its directors and officers.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

4.1       The Hanover Companies Retirement Savings Plan

5.1       Opinion of Latham & Watkins, counsel to the Company

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included in the signature page to the Registration Statement)

          Pursuant to Item 8 of the instructions to Form S-8, the undersigned registrant hereby undertakes to submit The Hanover Companies Retirement Savings Plan, and any amendment thereto, to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify such plan under
          Section 401(a) of the Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings

          a.  The undersigned registrant and the Plan hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          b. The undersigned registrant and the Plan hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on February 21, 2001.

                                    HANOVER COMPRESSOR COMPANY

                                    By: /s/ Michael J. McGhan
                                        ---------------------
                                    Michael J. McGhan
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Michael A. O'Connor, Michael J. McGhan, William S. Goldberg, and Richard S. Meller, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Hanover Compressor Company and on the dates indicated.

Signatures                                    Titles                      Date
----------                                    ------                      -----
/s/  Michael J. McGhan                        Director, President and     February 21, 2001
--------------------------------------        Chief Executive Officer
     Michael J. McGhan                        (Principal Executive
                                              Officer)


/s/  William S. Goldberg                      Director, Chief Financial   February 21, 2001
--------------------------------------        Officer and Treasurer
     William S. Goldberg                      (Principal Financial and
                                              Accounting Officer)

/s/  Ted Collins, Jr.                         Director                    February 21, 2001
--------------------------------------
     Ted Collins, Jr.

/s/  Robert R. Furgason                       Director                    February 21, 2001
--------------------------------------
     Robert R. Furgason

/s/  Melvyn N. Klein                          Director                    February 21, 2001
--------------------------------------
     Melvyn N. Klein

/s/  Michael A. O'Connor                      Director                    February 21, 2001
--------------------------------------
     Michael A. O'Connor

/s/  Alvin V. Shoemaker                       Director                    February 21, 2001
--------------------------------------
     Alvin V. Shoemaker

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as
--------
amended, the undersigned, acting as Plan Administrator, has duly caused this Registration Statement to be signed on behalf of the Plan in the city of Houston, Texas, on February 21, 2001.

                                            THE HANOVER COMPANIES RETIREMENT
                                            SAVINGS PLAN

                                            By: /s/ Michael J. McGhan
                                            ---------------------
                                            Michael J. McGhan
                                            Hanover Compressor Company,
                                            as Plan Administrator

HANOVER COMPRESSOR COMPANY
EXHIBIT INDEX

Exhibit                                                                     Sequentially
Number        Description of Exhibit                                        Numbered Page
------        ----------------------                                        -------------
 4.1          The Hanover Companies Retirement Savings Plan

 5.1          Opinion of Latham & Watkins

23.1          Consent of PricewaterhouseCoopers LLP

23.2          Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included in the signature page to the Registration Statement)